EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 43 to Registration Statement No. 033-71320 on Form N-1A of our reports dated as indicated on the attached Appendix A, relating to the financial statements and financial highlights of the Funds listed on the attached Appendix A, certain of the funds constituting Eaton Vance Municipals Trust II (the “Trust”), appearing in the Annual Reports on Form N-CSR of the Trust for the year ended January 31, 2014, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

May 29, 2014

Appendix A

Report Date

Funds

March 14, 2014

Eaton Vance High Yield Municipal Income Fund

March 18, 2014

Eaton Vance Tax-Advantaged Bond Strategies Short Term Fund

March 18, 2014

Eaton Vance Tax-Advantaged Bond Strategies Intermediate Term Fund

March 18, 2014

Eaton Vance Tax-Advantaged Bond Strategies Long Term Fund